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                                                                    EXHIBIT 10.3

                            FORM OF NOVEMBER WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE WARRANT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO GENAERA CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                               GENAERA CORPORATION

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. W-[   ]                                                       [    ] Shares

     THIS CERTIFIES that, for value received, Genaera Corporation, a Delaware corporation (the "Company"), upon the surrender of this Warrant to the Company at the address specified herein, at any time during the Exercise Period (as defined below) will upon receipt of the Exercise Price (as defined below), sell and deliver to [ ] (the "Holder") up to the number of duly authorized, validly issued and fully paid and nonassessable shares of common stock of the Company, par value $0.002 per share, set forth above. The term "Common Stock" shall mean the aforementioned common stock of the Company together with any other equity securities that may be issued by the Company in connection therewith or in substitution therefor, as provided herein, that is not limited as to final sum or percentage in respect of the rights of the holders thereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. Except as set forth in Section A of this Warrant, the "Exercise Period" shall begin on November 23, 2004 and shall end on May 23, 2008. During the Exercise Period, the Holder may purchase such number of shares of Common Stock at a purchase price per share equal to $1.37 as appropriately adjusted pursuant to Section H hereof (the "Exercise Price").

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

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Section A. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period by presentation and surrender hereof to the Company at its principal office at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 (or at such other address as the Company or its agent may hereafter designate in writing to the Holder), or at the office of its warrant agent, with the Notice of Exercise Form contained herein duly executed and accompanied by a wire transfer of immediately available funds, cash or a certified or official bank check drawn to the order of "Genaera Corporation" in the amount of the Exercise Price multiplied by the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, promptly execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. This Warrant may also be exercised prior to commencement of the Exercise Period if Holder exercises on a net exercise basis as provided in Section A(1) hereof ("Early Exercise"). Any Warrant Shares received by Holder pursuant to an Early Exercise must be held by Holder until the commencement of the Exercise Period and may not be sold, transferred, pledged, or otherwise disposed of prior thereto, nor may the Warrant Shares received upon Early Exercise be utilized in any hedging or short trading transactions prior to commencement of the Exercise Period. Upon receipt by the Company during the Exercise Period of this Warrant and such Notice of Exercise Form, in proper form for exercise, together with proper payment of the Exercise Price, at such office, or by the warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such form; provided, however, that if the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares. Any new or substitute Warrant issued under this Section A or any other provision of this Warrant shall be dated the date of this Warrant. Upon exercise of this Warrant, the Company or its warrant agent shall promptly cause to be issued and shall promptly deliver upon written order of the Holder of this Warrant, and in such name or names as such Holder may designate, a certificate or certificates for the Warrant Shares.

          1. As an alternative means of exercising this Warrant, the holder hereof may elect to receive shares equal to the value of this Warrant (or the portion of the Warrant being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such holder that number of shares of the Company's Common Stock computed using the following formula:

                 Y(A - B)
             X = --------
                     A

     Where:

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          X:   the number of shares of Common Stock to be issued to the holder hereof.

          Y: the number of shares of Common Stock purchasable under this Warrant.

          A:   the fair market value of one share of the Company's Common Stock.

          B: the Exercise Price (as adjusted to the date of such calculations).

               For purposes of this Section A(1), the fair market value of one share of the Company's Common Stock shall be based on the average of the closing bid and asked prices of the closing price quoted on any exchange on which the Common Stock is listed, as published in the Eastern Edition of The Wall Street Journal for the twenty (20) trading days immediately prior to the date of determination of fair market value. If the Common Stock is not traded on an exchange, the fair market value of the Company's Common Stock shall be determined in good faith by the Board of Directors of the Company and the Holder; provided, however, that if the Board of Directors of the Company and the Holder fail to agree to a fair market value of the Common Stock, such fair market value shall be determined by an independent arbitrator selected by the Company and reasonably acceptable to the Holder; and further provided that the costs of such independent arbitrator shall be borne by the party whose estimate of the fair market value of the Common Stock was further from the determination of fair market value made by such arbitrator.

     Section B. Warrant Register. This Warrant will be registered in a register (the "Warrant Register") to be maintained by the Company or its agent at its principal office in the name of the recordholder to whom it has been distributed. The Company may deem and treat the registered holder of this Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section C. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     Section D. Transfer of Warrant. This Warrant may not be transferred by the Holder, except in its entirety to a wholly-owned subsidiary of the Holder, to a party that acquires all or substantially all of the assets of the Holder or to an Affiliate (as defined below). Subject to the foregoing, this Warrant shall inure to the benefit of the successors to the Holder. This Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the

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Company referred to above by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing). "Person" shall mean any person, individual, corporation, limited liability company, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

     Section E. Registration of Warrant Shares. The Warrant Shares shall have the registration rights described in Section 6 of the Series C-1 and C-2 Preferred Stock and Warrant Purchase Agreement dated May 23, 2003 between the Company and the Purchasers thereto and Section 6 shall be incorporated herein by reference.

     Section F. Lost, Mutilated or Missing Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company, at its expense, shall execute and deliver a new Warrant of like tenor and date.

     Section G. Rights of the Holder. Subject to applicable law, the Holder shall not, by virtue hereof, be entitled to any rights or subject to any obligation or liability of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

     Section H. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          1. Stock Dividend, Split or Subdivision of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable to all holders of Common Stock in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares.

          2. Combination of Shares. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination or consolidation of the outstanding shares of Common Stock, by reclassification, reverse stock split or otherwise, then, following the record date for such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock issuable on

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     exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

          3. Calculations. All calculations under this Section shall be made to the nearest one-tenth of a cent ($.001), or to the nearest one-tenth of a share, as the case may be.

          4. Merger and Consolidation. If at any time there is a capital reorganization or reclassification of shares of Common Stock, or a merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then as part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of its rights to purchase Common Stock, the number of shares of Common Stock, cash, property or shares of the successor corporation resulting from such merger or consolidation, to which a holder of Common Stock, deliverable upon exercise of the rights to purchase Common Stock hereunder, would have been entitled in such capital reorganization, merger or consolidation or sale if the right to purchase such Common Stock hereunder had been exercised immediately prior to such capital reorganization, merger, consolidation or sale. In any such event, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such capital reorganization, merger, consolidation or sale so that the provisions of this Warrant (including Exercise Price and the number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) shall be applicable after that event as near as reasonably may be, in relation to any shares deliverable upon the exercise of the Holder's rights to purchase Common Stock pursuant to this Warrant.

          5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section H, the Company, at its own expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth:
     (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any of other property that at the time would be received upon the exercise of the Warrant.

     Section I. Fractional Shares. No fractional shares of the Company's Common Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Exercise Price paid by the Holder for one Warrant Share upon such exercise.

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     Section J. Notices of Certain Events. In the event:

          1. the Company authorizes the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

          2. the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions except extraordinary cash dividends or distributions); or

          3. of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party or of the conveyance or transfer of all or substantially all of the properties and assets of the Company; or

          4. of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          5. any other actions would require an adjustment under Section H hereof;

then the Company will cause to be mailed to the Holder, at least 5 days before the applicable record or effective date hereinafter specified, a notice stating
(A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined, or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

     Section K. Listing on Securities Exchanges. The Company will list on the Nasdaq Small Cap Market System and each national securities exchange on which any Common Stock may at any time be listed all shares of Common Stock from time to time issuable upon the exercise of this Warrant, subject to official notice of issuance upon the exercise of this Warrant, and will maintain such listing so long as any other shares of its Common Stock are so listed; and the Company shall so list on the Nasdaq Small Cap Market System and each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class are listed on the Nasdaq Small Cap Market System and such national securities exchange by the Company. Any such listing will be at the Company's expense.

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     Section L. Successors. All the provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

     Section M. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     Section N. Amendments. The terms and provisions of this Warrant may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except by written consent of the Company and the Holder hereof.

     Section O. Notices. Unless otherwise provided in this Warrant, all notices, requests, consents and other communications hereunder shall be in writing, shall be sent by U.S. Mail or a nationally recognized overnight express courier postage prepaid, and shall be deemed given one day after being so sent, or if delivered by hand shall be deemed given on the date of such delivery to such party, or if sent to such party (in the case of a Holder) at its address in the Warrant Register that will be maintained by the Company or its agent in accordance with Section B hereof or (in the case of the Company) at its address set forth above, Attention: Chief Financial Officer, or to such other address as is designated by written notice, similarly given to each other party hereto.

     Section P. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the laws of said Commonwealth as applied to contracts made and to be performed in Pennsylvania between Pennsylvania residents.

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     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of May 23, 2003.

                                       GENAERA CORPORATION


                                       By:________________________________
                                       Name:  Roy C. Levitt, M.D.
                                       Title: President and Chief Executive
                                              Officer

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                               NOTICE OF EXERCISE

                                                 Date: ___________________, 20__

     The undersigned hereby elects to exercise this Warrant to purchase ____ shares of Common Stock and hereby makes payment of $____________ in payment of the exercise price thereof.


                                                 _______________________________
                                                 [Holder's Name]


                                                 By:____________________________
                                                 Name:
                                                 Title: